April 29,1996



Securities and Exchange Commission
450 5th Street Northwest
Washington, D.C.  20549-1004
Attention:   Filing Desk, Stop 1-4

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of UMB Financial Corporation (the Company), is the Company's Report on Form 8-K.

The Board of Directors of UMB Financial Corporation has authorized the purchase of one million shares of the Company's common stock. The authorization allows for the purchase of approximately 5 percent of the Company's common stock during the next 12 months.

Shares purchased under this program will be used for general corporate purposes and may be available for re-issuance in connection with the Company's stock option plan, dividend reinvestment plan and stock dividend program. The purchases will be made in both open market and privately negotiated transactions.

This filing is being effected by direct transmission to the Commission's EDGAR System.

Yours truly,



Timothy M. Connealy
Chief Financial Officer